UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 15, 2021

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2021, the board of directors of PAVmed, Inc. (the “Company”) approved certain amendments to the Company’s bylaws (the “Bylaws”), which became effective immediately.

Following the Company’s annual meeting of stockholders held on July 24, 2020 (the “2020 Annual Meeting”), the Company received a class action complaint in which it was alleged that, under the voting standard generally applicable to questions brought before a meeting of stockholders, as set forth in the Bylaws at the time, broker non-votes were required to be treated as a vote “against” any such question. Although the Company did not believe it was clear that the plaintiff’s allegations were correct, the Company determined that, in order to avoid any uncertainty and to avoid the cost and expense of further litigation of the issue, it would be advisable and in the best interests of the Company and its stockholders to adopt an amendment to the Company’s Bylaws in order to clarify the voting standard.

Accordingly, the Board amended the voting standard generally applicable to questions brought before any meeting of stockholders, as set forth in the first sentence of Section 2.6 of the Bylaws. As amended, this sentence reads as follows: “Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote on such question.” Because stock subject to a broker non-vote is not entitled to vote on the questions with respect to which the broker non-vote occurs, the amended Bylaws make plain that broker non-votes will have no effect on the outcome of such questions.

The Board also determined that it would be advisable and in the best interests of the Company and its stockholders to re-submit to the Company’s stockholders certain proposals previously considered at the 2020 Annual Meeting. The Company has filed a preliminary proxy statement on Schedule 14A in connection with the solicitation of proxies for a special meeting of the Company’s stockholders called for the purpose of considering the ratification and approval of such proposals, among others.

The Board also amended Section 3.11 of the Bylaws, relating to the compensation paid to the Company’s directors. The amendment clarifies that the Board has the power to fix the compensation of directors, subject only to any restrictions in the certificate of incorporation. As amended, Section 3.11 reads as follows: “Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.”

The foregoing description of the amended and restated Bylaws does not purport to be complete and is qualified entirely by reference to the full text of the amended and restated Bylaws, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2021

PAVMED INC.

By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer